UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No.1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 26, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2007, the Company entered into an executive employment agreement with Mr. Thomas Marcus relating to his change of status from interim to full-time Chief Executive Officer of the Company and providing for the elements of his future compensation.  Mr. Marcus was previously appointed to the role of interim Chief Executive Officer of the Company on June 26, 2007, as reported under Form 8-K report filed on June 27, 2007, which is incorporated as necessary by such reference.

Pursuant to the executive employment agreement, Mr. Marcus will earn an annual salary of $276,000 (the “Base Salary”), and he may earn two performance bonuses of up to $50,000 each after ninety and one hundred and eighty days, respectively, upon the achievement of certain goals to be established by the Board of Director’s Compensation Committee (the “Performance Goals”).

In addition, subject to the approval of the Board Mr. Marcus will receive (a) an option to purchase 150,000 shares of Company common stock to be granted on the date which is the earlier of (i) the date of the Company’s achievement of a milestone to be determined by the Board, or (ii) October 15, 2007 (the “September Option”), and vesting on a monthly basis over the three (3) month period following September 11, 2007, and (b) an option to purchase 150,000 shares of Company common stock to be granted on December 1, 2007 (the “December Option”), and vesting on a monthly basis over the three (3) month period following the grant date of such option.  At the discretion of the Board, Mr. Marcus may also receive two additional option grants, each to purchase a number of shares of Company common stock up to but not in excess of 37,500 shares, after ninety and one hundred and eighty days, respectively, upon the achievement of the Performance Goals.  The exercise price of each of the foregoing options will be equal to the closing price of the Company’s common stock on the option grant date as reported by the OTC Bulletin Board.  Each option will also be subject to the terms and conditions of the Company’s 2006 Stock Incentive Plan and form of stock option agreement, which Employee will be required to sign as a condition of receiving the option.

The agreement also provides for a severance payment, in the event of a Termination without Cause or a Resignation with Good Reason, as such terms are defined in the agreement, in an amount equal to four and one-half (4.5) months of Base Salary, plus the payment of COBRA benefits for the same period, and full acceleration of vesting of the September and December Options.  The agreement contains other terms that are standard for such an employment arrangement, including without limitation, provisions relating to confidentiality, arbitration and non-solicitation.

A copy of the executive employment agreement is attached hereto as Exhibit 10.22 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.22	Executive Employment Agreement – Thomas L. Marcus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: September 19, 2007	By:	/s/ Jonathan J. McCaman
Jonathan J. McCaman Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)